Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

William E. Swan, Chairman, President and Chief Executive Officer and Paul J. Kolkmeyer, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Niagara Financial Group, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2002 and that to the best of his knowledge:

     (1) the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 12, 2002                           By: /s/ William E. Swan
-------------------------                     ----------------------------
Date                                          William E. Swan
                                              Chairman, President and
                                              Chief Executive Officer


August 12, 2002                           By: /s/ Paul J. Kolkmeyer
-------------------------                     ----------------------------
Date                                          Paul J. Kolkmeyer
                                              Executive Vice President,
                                              Chief Operating Officer and
                                              Chief Financial Officer